EXHIBIT 10.34


                       SECOND DEBT RESTRUCTURING AGREEMENT

     This Agreement is entered into as of June 19, 2001 by and between Neptune Society of America, Inc. (formerly known as Lari Acquisition Company, Inc.) ("Neptune America"), The Neptune Society, Inc. (formerly known as Lari Corp.) ("Neptune"), Emanuel Weintraub ("Weintraub") and the Emanuel Weintraub Inter Vivos Trust (the "Weintraub Trust"):


WHEREAS:

1. Neptune America has certain existing obligations under a promissory note issued pursuant to a credit sale in the original principal amount of $19,000,000 dated March 31, 1999 and amended by an agreement dated August 1, 1999 executed by Neptune America, the Weintraub Trust, Weintraub, Stanley Zicklin, Leo Robert Dennis and Neptune and again amended by a Debt Restructuring Agreement dated as of July 14, 2000 executed by Neptune
     America,  the  Weintraub  Trust,  Weintraub  and Neptune  (the "$19 Million
     Note");

2. The $19 Million Note is secured by a security agreement dated March 31, 1999 between those parties listed on the attached Schedule "A" (the
     "Lenders"), Neptune America, Neptune Management Corp. ("Neptune Corp."), Neptune Pre-Need Plan, Inc. ("Neptune Pre-Need") and Heritage Alternatives, Inc. ("Heritage") as amended by the Debt Restructuring Agreement dated as of July 14, 2000 (the "Security Agreement");

3. The $19 Million Note was issued by Neptune America, inter alia, pursuant to a Share Purchase Agreement dated March 26, 1999 between Neptune America, the Weintraub Trust, Weintraub, Neptune Corp., Neptune Pre-Need, Heritage and Neptune (the "Share Purchase Agreement");

4. The remaining obligation due under the $19 Million Note is a principal payment in the amount of $4,724,398.60 payable to the Weintraub Trust on or before July 31, 2001;

5.   Weintraub is a beneficiary of the Weintraub Trust;

6. Neptune America wishes to restructure its obligations under the $19 Million Note and the Weintraub Trust has agreed to same;

7. Neptune America, Neptune and the Weintraub Trust are concurrently entering into an amendment of the $19 Million Note (the "Third Note Amendment"); and

8. Neptune America, Neptune, their affiliates and subsidiaries (the "Neptune Entities") have agreed to provide certain consideration to Weintraub and the Weintraub Trust in exchange for their agreement to modify Neptune America's obligations to them. It is acknowledged and agreed by the parties that the execution of this Agreement by Neptune America and Neptune shall bind the Neptune Entities to any obligations hereunder.

     NOW THEREFORE, in consideration of the mutual covenants, agreements, warranties and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree with each other as follows:

1. Neptune America agrees to reimburse Weintraub and the Weintraub Trust for all reasonable fees and out-of-pocket costs incurred by them in connection with and related to the negotiation and documentation of this Agreement and any ancillary agreements and instruments. Neptune America agrees and acknowledges that Weintraub and the Weintraub Trust shall determine, in their sole discretion, whether such fees and costs are reasonable, and Weintraub and the Weintraub Trust agree to exercise such discretion in good faith. Neptune America shall deposit in advance and in trust with Weintraub's attorneys, Stein & Flugge, LLP, such sums as Weintraub and the Weintraub Trust reasonably believe necessary to pay such reasonable fees and costs (the "Advanced Costs") and Stein & Flugge, LLP is authorized to pay such reasonable fees and out-of-pocket costs upon instruction from Weintraub and the Weintraub Trust. Neptune shall pay any reasonable fees and costs not covered by the Advanced Costs not later than 10 days after delivery by Weintraub, the Weintraub Trust or their attorneys of the invoice reflecting the incurrence of such fees and costs. The obligation to reimburse these fees and costs shall be deemed to be a secured obligation under the Security Agreement, and the failure to pay such fees and costs in a timely manner shall constitute a default under the Security Agreement.

2. In addition to the payments due under the $19 Million Note, Neptune America agrees to (i) issue to Weintraub's nominees, on or before July 31, 2001, the aggregate amount of 30,000 shares of Neptune Common Stock (the
     "Consideration Shares") and (ii) pay to the Weintraub Trust, on or before January 2, 2002, the cash payment of $132,500. Weintraub will cause his nominees to acknowledge and agree that the Consideration Shares have not been and will not be registered under the Securities Act of 1933, as amended (the "Act"), or the securities laws of any state, and are being issued to Weintraub's nominees in reliance upon an exemption from such registration requirements. In connection therewith, Weintraub will cause his nominees to represent and warrant to Neptune and Neptune America as set forth on Schedule B hereto.

     In the event that, on or before  January 2, 2002,  Neptune  and/or  Neptune
     America enters into a written agreement involving the acquisition of Neptune and /or Neptune America, whether by merger, sale of assets or consolidation, Neptune will use reasonable efforts to provide the Weintraub Trust, at the Weintraub Trust's sole option and in the Weintraub Trust's sole discretion, an election to convert all or any portion of the remaining principal amount due under the $19 Million Note into common shares of the acquirer. Such conversion, if any, shall be made at the closing price of the acquirer's common shares on the day prior to the date of the public announcement of such proposed acquisition, and, at the election of the Weintraub Trust, may be made effective as of the day prior to the closing date of such acquisition.

3. This Agreement and the Third Note Amendment shall not become effective until and are expressly conditioned upon the occurrence of each of the following on or before July 31, 2001: (i) the payment of $2,362,199.30 to the Weintraub Trust; and (ii) the delivery of the Consideration Shares to Weintraub's nominees (in care of Weintraub); and (iii) the delivery to Weintraub of an agreement executed by CapEx, in form and content acceptable to Weintraub and his counsel, confirming and agreeing that the obligation of Neptune and Neptune America to the Weintraub Trust under the $19 Million Note, as amended, remains in a first secured position.

4. After Neptune makes the payment of $2,362,199.30 to the Weintraub Trust on or before July 31, 2001, the remaining balance due under the $19 Million Note may not be pre-paid by Neptune prior to January 2, 2002, without the expressed written consent of the Weintraub Trust.

5. Neptune and Neptune America, as a material inducement to Weintraub and the Weintraub Trust to enter into this Agreement, acknowledge and agree that as of the date of this Agreement Neptune and Neptune America are not entitled to set-off any amounts owing to Weintraub or the Weintraub Trust, pursuant to the Share Purchase Agreement by reason of any claims against Weintraub, the Weintraub Trust or their respective assigns, successors, heirs, brokers, attorneys, accountants or agents.

6. Time shall be of the essence with respect to the performance of all obligations under this Agreement.

7. Each of the parties hereto agrees promptly to do, make, execute, deliver or cause to be done, made, executed or delivered at their own expense all such further acts, documents and things as the other party hereto may reasonably require for the purpose of giving effect to this Agreement.

8. This Agreement may be executed in any number of counterparts, each of which when delivered shall be deemed to be an original and all of which together shall constitute one and the same document. A signed facsimile or telecopied copy of this Agreement shall be effectual and valid proof of execution and delivery. This Agreement shall not be effective unless and until it is signed by each of the parties hereto.

9. Except as expressly herein amended, this Agreement does not modify, amend or supersede any of the existing obligations between Neptune, Neptune America, Weintraub and the Weintraub Trust.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

NEPTUNE SOCIETY OF AMERICA, INC.


Per: [Illegible]
     ------------------------------
         Authorized Signatory



THE NEPTUNE SOCIETY, INC.


Per: [Illegible]
     ------------------------------
         Authorized Signatory


EMANUEL WEINTRAUB INTER VIVOS TRUST


Per: [Illegible]
     ------------------------------
         Emanuel Weintraub, Trustee


[Illegible]
-----------------------------------
EMANUEL WEINTRAUB

                         Representations and Warranties

     The undersigned (collectively, the "Purchaser") in connection with the acquisition of the Consideration Shares pursuant to the Agreement hereby make the following representations and warranties to Neptune (the "Company"):

     1. The Purchaser represents and warrants that he, she, or it is an "accredited investor" as such term is defined in Rule 501(a) of Regulation D promulgated under the Act.

     2. The Purchaser represents and warrants that he, she or it is acquiring the Consideration Shares solely for Purchaser's own account for investment and not with a view to or for sale or distribution of such securities or any portion thereof and without any present intention of selling, offering to sell or otherwise disposing of or distributing such securities or any portion thereof in any transaction other than a transaction complying with the registration requirements of the Act, and applicable state securities or "blue sky" laws, or pursuant to an exemption therefrom. Purchaser also represents that the entire legal and beneficial interest of the Consideration Shares is being acquired for, and will be held for, Purchaser's account only, and neither in whole nor in part for any other person or entity.

     3. The Purchaser acknowledges that he, she or it has received all such information as Purchaser deems necessary and appropriate to enable him, her or it to evaluate the financial risk inherent in making an investment in the Consideration Shares. Purchaser further acknowledges that Purchaser has received satisfactory and complete information concerning the business and financial condition of the Company in response to all inquiries in respect thereof.

     4. The Purchaser alone, or with the assistance of professional advisors, has such knowledge and experience in financial and business matters that the undersigned is capable of evaluating the merits and risks of Purchaser's acquisition of the Consideration Shares, or has a pre-existing personal or business relationship with the Company or any of its officers, directors, or controlling persons of a duration and nature that enables the undersigned to be aware of the character, business acumen and general business and financial circumstances of the Company or such other person.

     5. The Purchaser acknowledges that the Company has hereby disclosed to Purchaser in writing:

     (a) The Consideration Shares have not been registered under the Act, or the securities laws of any state of the United States, and such securities must be held indefinitely unless a transfer of them is subsequently registered under the Act or an exemption from such registration is available; and

     (b) The Company will make a notation in its records of the above-described restrictions on transfer and of the legend described below.

     "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER UNITED STATES FEDERAL OR STATE SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED OR ASSIGNED FOR VALUE, DIRECTLY OR INDIRECTLY, NOR MAY THE SECURITIES BE TRANSFERRED ON THE BOOKS OF THE CORPORATION, WITHOUT REGISTRATION OF SUCH SECURITIES UNDER ALL APPLICABLE UNITED STATES FEDERAL OR STATE SECURITIES LAWS OR COMPLIANCE WITH AN APPLICABLE EXEMPTION THEREFROM, SUCH COMPLIANCE, AT THE OPTION OF THE CORPORATION, TO BE EVIDENCED BY AN OPINION OF SHAREHOLDER'S COUNSEL, IN FORM ACCEPTABLE TO THE CORPORATION, THAT NO VIOLATION OF SUCH REGISTRATION PROVISIONS WOULD RESULT FROM ANY PROPOSED TRANSFER OR ASSIGNMENT."


                                  Dated: ------------------------------


                                  -------------------------------------

                                  -------------------------------------
                                  (Print name)


                                  -------------------------------------
                                  (Address)